AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 10, 2005
                                                 REGISTRATION NO. ______________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             B2DIGITAL, INCORPORATED
                             -----------------------
             (Exact name of Registrant as specified in its charter)

           Delaware                                              84-0916299
--------------------------------------------------------------------------------
(State or other jurisdiction of                                 (IRS Employer
incorporation or organization)                              Identification No.)

                          9171 Wilshire Blvd., Suite B
                          Beverly Hills, CA 90210-5532
                          ----------------------------
          (Address of Principal Executive Offices, including ZIP Code)


         Amended and Restated 2005 Non-Qualified Stock Compensation Plan
         ---------------------------------------------------------------

                            (Full title of the plan)

                            Robert Russell, President
                          9171 Wilshire Blvd., Suite B
                          Beverly Hills, CA 90210-5532
                          ----------------------------
                     (Name and address of agent for service)

                                 (310) 281-2571
                                 --------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                          PROPOSED             PROPOSED
                          AMOUNT OF            MAXIMUM              MAXIMUM                AMOUNT OF
TITLE OF SECURITIES       SHARES               OFFERING             AGGREGATE              REGISTRATION
TO BE REGISTERED.         TO BE REGISTERED     PRICE PER SHARE      OFFERING PRICE(1)      FEE
                          ----------------     ---------------      -----------------      ---
$.001 par value
common stock.             100,000,000           $.01 (1)            $1,000,000             $126.70
                          -----------           --------            ----------             -------

TOTAL:                    100,000,000                                                      $126.70


(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and is calculated on the basis of the average of the high and low prices per share of the common stock reported on the OTC Bulletin Board as of February 7, 2005, a date within five business days prior to the filing of this registration statement.

                             B2DIGITAL, INCORPORATED

Explanatory Note-Registration of Additional Securities

This Registration Statement is being filed pursuant to Item E under the general instruction to Form S-8 under the Securities Act of 1933, as amended, with respect to 100,000,000 additional shares of the Registrant's common stock that may be issued pursuant to the Registrant's 2005 Non-Qualified Stock Compensation Plan, as amended and restated (the "Plan"), as a result of an increase in the number of shares authorized under the Plan. Accordingly, the contents of the Registrant's Form S-8 Registration Statement (No. 333-121945) filed by the Registrant with the Securities and Exchange Commission on January 11, 2005, is incorporated herein by reference, with the exception of the changes as set forth below.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the "Commission") by B2Digital, Inc. are incorporated herein by reference:

(a) B2Digital's latest Annual Report on Form 10-KSB for the year ended March 31, 2004, filed with the Securities and Exchange Commission;

(b) The reports of B2Digital filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the fiscal year ended March 31, 2004;

(c) A description of the securities of B2Digital as contained in its registration statement on Form S-B/A(File No. 2-86781-D), filed on March 20, 1984 and including any amendment or report filed for the purpose of updating such description; and

(d) All other documents filed by B2Digital after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 8.      Exhibits.

(a) The following exhibits are filed as part of this registration statement pursuant to Item 601 of the Regulation S-K and are specifically incorporated herein by this reference:

Exhibit No.     Title
-----------     -----

5.1             Legal opinion of Weed & Co. LLP
10.1            Amended and Restated 2005 Non-Qualified Stock Compensation Plan
23.1            Consent of Weed& Co. LLP (included in Exhibit 5.1)
23.2            Consent of Larry O. Donnell, C.P.A., P.C.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on February 8, 2005.

                                      B2Digital, Inc.

                                      (Registrant)

                                      /s/ Robert C. Russell
                                      ------------------------------------------
                                      Robert C. Russell
                                      Chief Executive Officer, President and
                                      Chairman of the Board of Directors

                       Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURES                            TITLE                                      DATE
                                      -----                                      ----
/s/ Robert C. Russell
-------------------------------       Chief Executive Officer,              February 8, 2005
                                      President and Chairman of the
Robert C. Russell                     Board of Directors



/s/ Marcia A.  Pearlstein             Interim Chief Financial Officer       February 8, 2005
-------------------------------       (Principal Accounting Officer)
Marcia A.  Pearlstein                 Secretary and Director



/s/ Dr. Igor Loginov                  Chief Technical Officer,              February 8, 2005
-------------------------------       Director
Dr. Igor Loginov